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                                                                    EXHIBIT 99.1


                                REVOCABLE PROXY
                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                                  THE BOARD OF
                           DIRECTORS OF CELCORE, INC.

         The undersigned stockholder of CELCORE, INC., a Delaware corporation (the "Company"), hereby appoint(s) ____________________ and __________________, and each of them, each with full power of substitution and resubstitution, proxies and attorneys-in-fact of the undersigned, with all of the powers that the undersigned would possess if personally present, to attend and act for the undersigned at the Special Meeting of Stockholders (the "Special Meeting") of the Company to be held on __________, 1997 at 10:00 a.m., Central time, at 3800 Forest Hill-Irene Road, Memphis, Tennessee 38125 and any and all adjournments and postponements thereof, and (without limiting the generality of the foregoing) in connection therewith to vote and represent all of the shares of common stock, if any, and preferred stock, if any, of the Company that the undersigned would be entitled to vote.

         Said proxies and attorneys, and each of them, shall have all of the powers that the undersigned would have if voting in person. The undersigned hereby revokes any other proxies to vote at such meeting and hereby ratifies and confirms all that said proxies and attorneys, and each of them, may lawfully do by virtue hereof. SAID PROXIES, WITHOUT HEREBY LIMITING THEIR SEVERAL AUTHORITY, ARE SPECIFICALLY AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO ALL MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING AND ALL MATTERS PRESENTED AT THE MEETING BUT WHICH ARE NOT KNOWN TO THE BOARD OF DIRECTORS OF THE COMPANY AT THE TIME OF THE SOLICITATION OF THIS PROXY.

                  (Continued and to be signed on reverse side)





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         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE
FOLLOWING PROPOSALS:

HOLDERS OF COMMON STOCK AND PREFERRED STOCK:

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 29, 1997, among DSC Communications Corporation, CI Acquisition Company and the Company.

                     [ ]  FOR    [ ] AGAINST    [ ] ABSTAIN

2. Proposal to approve and adopt the payments under the Employment Agreements between DSC and each of Thomas R. Berger, James M. Foley and Joseph J. Gonzalez.

                     [ ]  FOR    [ ] AGAINST    [ ] ABSTAIN

HOLDERS OF PREFERRED STOCK:

3. Proposal to approve the waiver of any rights to receive cash or other property upon a liquidation of the Company as provided in the Company's Certificate of Incorporation and the Company's Certificate of Designation for Series C Convertible Preferred Stock and Certificate of Designation for Series D Convertible Preferred Stock.

                     [ ]  FOR    [ ] AGAINST    [ ] ABSTAIN

         Each of the above named proxies present at the Special Meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, IN THE EVENT NO INSTRUCTIONS ARE SET FORTH, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

         The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and Prospectus/Proxy Statement (with all Appendices and annexes) dated __________ __, 1997 relating to the Special Meeting.

Date
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                                  Signature
Date
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                                  Signature

                                  IMPORTANT: Please date this Proxy and sign exactly as your name appears above. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.